UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2013

Empire State Building Associates L.L.C.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-827

A New York Limited Liability Company	13-6084254
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One Grand Central Place, 60 East 42nd Street, New York, New York 10165

(Address of principal executive offices, including zip code)

(212) 687-8700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Written consent to the following three proposals by participants in Empire State Building Associates L.L.C. (the “Company”) was solicited by the supervisor of the Company: (i) a proposal to approve a consolidation transaction, (ii) a third-party portfolio proposal and (iii) voluntary pro rata reimbursement for litigation and arbitration costs. The period for consenting to the consolidation for those who received the buyout notice described below (including extensions of the 10-day buyout period) has not yet terminated. The period has been extended for one participant, which is an estate, that has advised that it will provide its consent to the consolidation transaction as soon as it receives a court order authorizing the executor to act on behalf of the estate.

Each proposal is described in detail in the prospectus/consent solicitation statement of Empire State Realty Trust, Inc. dated January 21, 2013, as supplemented, which was filed with the Securities and Exchange Commission.

1.	The proposal to approve the consolidation transaction.

This proposal received the consent of 100% of the participants in each group, except for the one participant described above that will provide its consent upon receipt of the necessary court order. This result includes participants who voted in favor of the consolidation after receipt of the buyout notice. Following the receipt of the required supermajority approval, each participant who had voted against, or abstained, or not submitted a consent form regarding the consolidation proposal, was sent a 10-day buyout notice. All participants who received the buyout notice, except for the one participant described above, consented to the consolidation proposal, and no participation interests were bought out.

Consents from participants in each of the participating groups holding more than the required super-majority (80%) of the participating interests were received prior to sending the buyout notices on June 12, 2013. The vote results detailed below represent final results, as certified by Corporate Election Services, the Inspector of Election, through the date the buyout notices were sent:

	FOR	AGAINST	ABSTAIN
Group 1	9,945,833.35 - 90.4%	638,750.00 - 5.8%	3,750.00 - 0.0%
Group 2	9,796,368.05 - 89.1%	727,833.33 - 6.6%	17,500.00 - 0.2%
Group 3	9,623,715.57 - 87.5%	813,166.67 - 7.4%	6,666.67 0.1%

2.	The proposal to approve the third-party portfolio transaction.

The results through the date the buyout notices were sent, as certified by Corporate Election Services, the Inspector of Election, are as follows:

	FOR	AGAINST	ABSTAIN
Group 1	8,628,916.68 - 78.4%	1,540,250.00 - 14.0%	419,166.67 - 3.8%
Group 2	8,406,241.14 - 76.4%	1,685,585.26 - 15.3%	449,874.98 - 4.1%
Group 3	8,167,601.14 - 74.3%	1,899,375.00 - 17.3%	376,572.77 - 3.4%

This proposal was not approved because consents from participants in each of the participating groups holding more than the required super-majority (80%) of the participating interests were not received.

3.	The proposal to consent to voluntary pro rata reimbursement for litigation and arbitration costs.

The results through the date the buyout notices were sent, as certified by Corporate Election Services, the Inspector of Election, are as follows:

	FOR	AGAINST	ABSTAIN
Group 1	4,380,260.44 - 39.8%	5,602,812.50 - 50.9%	605,260.41 - 5.5%
Group 2	3,678,125.02 - 33.4%	6,151,171.08 - 55.9%	712,405.28 - 6.5%
Group 3	4,084,436.25 - 37.1%	5,751,706.55 - 52.3%	607,406.11 - 5.5%

This consent is binding on an individual basis on each participant that consented to the proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Empire State Building Associates L.L.C.

Date: August 29, 2013	By:	/s/ Mark Labell
	Name:	Mark Labell
	Title:	Senior Vice President – Finance
Malkin Holdings LLC, Supervisor*

*	The Company is a limited liability company supervised by Malkin Holdings LLC. Accordingly, this Form 8-K is being signed by a senior executive of Registrant’s supervisor.